Exhibit 10.1

AMENDMENT NO. 7 TO THE THIRD AMENDED AND RESTATED LOAN AND S
ECURITY AGREEMENT

This AMENDMENT NO. 7 TO THE THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of October 20, 2010, is entered into by and among DriveTime Automotive Group, Inc., a Delaware corporation (“DriveTime”), DriveTime Sales and Finance Company, LLC, an Arizona limited liability company (“DriveTime Sales”), as successor in interest to DriveTime Sales and Finance Corporation, DriveTime Car Sales Company, LLC, an Arizona limited liability company (“Car Sales”), as successor in interest to DriveTime Car Sales, Inc. (each a “Borrower” and collectively, the “Borrowers”), and Santander Consumer USA Inc., an Illinois corporation, as a lender, and as the agent for the Lenders (“SCUSA” or the “Agent”), and Manheim Automotive Financial Services, Inc., a Delaware corporation, as a lender (“MAFS” and, together with the Agent, the “Lenders” and each a “Lender”).

WHEREAS, on August 10, 2009, the Borrowers and the Lenders entered into the Third Amended and Restated Loan and Security Agreement, as further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof (the “Loan Agreement”); and

WHEREAS, the Borrowers and the Lenders desire to amend certain terms of the Loan Agreement as set forth herein to further reflect the foregoing in accordance with Section 13.8 thereof.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

2.	Amendments. Subject to the satisfaction of the conditions set forth in Section 7, the Loan Agreement shall be amended as follows:

(a)	The definitions of the terms “Applicable Margin” and “Termination Date” set forth in Section 1.1 shall be deleted in their entirety and replaced with the following:

Applicable Margin: 3.00% per annum; provided, however, immediately upon the occurrence of an Event of Default, the Applicable Margin shall be 6.00% per annum.

Termination Date: October 19, 2011 or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law as the same may be extended pursuant to Section 2.5(a) hereof.

(b)
The definition of the term “Approved Indebtedness” in Section 1.1 shall be amended by deleting the reference to “December 31, 2011” in clause (ii)(A) thereof  and replacing it with a reference to “December 31, 2012”.

(c)
The definition of the term “DT Entity” in Section 1.1 shall be amended by (i) replacing the word “and” therein with a comma and (ii) inserting the phrase “and any other Subsidiary of either Parent Company” immediately after the phrase “DriveTime Sales” therein.

(d)	Section 3.2(b) shall be amended in its entirety to read as follows:

“(b)           Non-Utilization Fee.  The Borrowers agree to pay to the Agent, for payment to each applicable Lender, in arrears, on each Payment Date, a non-refundable fee (the “Non-Utilization Fee”) for the Borrowers’ non-use of available funds in an amount, for each Lender, equal to the product of (i) 0.50% per annum (the “Applicable Unused Line Fee Margin”) (calculated on the basis of a 360-day year for actual days elapsed in the Accrual Period for which the Non-Utilization Fee is payable, including the first day, but excluding the last day of such period) and (ii) the excess of (x) such Lender’s Aggregate Commitment over (y) the average of the daily closing balances during the Accrual Period of the aggregate Advances made by such Lender for which such fee is due; provided, however, so long as the aggregate outstanding Advances made by such Lender for such period shall exceed fifty percent (50%) of such Lender’s Aggregate Commitment, no such Non-Utilization Fee shall be due and payable to such Lender.  If, with respect to any Accrual Period, there are insufficient funds paid by the Borrowers to satisfy the required Non-Utilization Fees for all Lenders then owed a Non-Utilization Fee, the Agent shall pay to each such Lender a portion of the amount of such fee actually received equal to a fraction, the numerator of which is the Non-Utilization Fee owed to such Lender and the denominator of which is the aggregate amount of the Non-Utilization Fees owed to all Lenders entitled to a Non-Utilization Fee. The Borrowers further agree to maintain a daily minimum closing balance of the aggregate Advances of $5,000,000.00, except as provided in Section 12.3(b) and (c).”

(e)	The parenthetical in Section 4.2(c) shall be amended in its entirety to read as follows: “(or if such rate is not available, the greater of (i) zero or (ii) the Alternate Base Rate minus 2.50%)”.

(f)	Section 10.14(a) shall be amended in its entirety to read as follows:

“(a) upon any Borrower becoming aware of, and in any event within one (1) Business Day after, the occurrence of (i) any Pre-Default Event or Event of Default under any Loan Document or (ii) any breach, event of default or default, event of termination, acceleration or the occurrence of any event requiring a mandatory prepayment or mandatory offer to purchase (or similar event) under any other material agreement of any Borrower, the Guarantor or any subsidiary of either Parent Company, including, without limitation, under the Subordinated Loan Agreement, any Warehouse Facility, the SCUSA Sale Warehouse, or the Master Repurchase Agreement, which shall include a copy of such notice given from the holder of such Indebtedness (or agent on behalf of one or more holders);”

(g)	The reference to “DT Warehouse” in the second to last line of Section 10.14 shall be deleted and replaced with the following language: “any Subsidiary of either Parent Company”.

(h)	Section 12.1(k) shall be amended by adding the language “or shall cease to be a first priority Lien” after the phrase “full force and effect” in the third line of that Section.

(i)	Section 13.16 shall be amended by adding the phrase “or pdf” after each use of the word “faxed” in that Section.

3.
Renewal Fee. The Borrowers agree to pay directly to each Lender hereunder, on the date hereof a renewal fee in an amount equal to the product of (i) 1.00% and (ii) such Lender’s Aggregate Commitment in effect as of the date hereof.

4.	Representations and Warranties. Each Borrower represents and warrants to the Lenders that:

(a)
Each Borrower hereby reaffirms all representations and warranties made by such entity in the Loan Agreement and agrees that all such representations and warranties are deemed to have been remade as of the Effective Date (defined below) and are true and correct in all material respects as of such date, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct  in all material respects as of such earlier date.

(b)
This Amendment (i) has been duly and validly authorized, executed and delivered by each Borrower and (ii) constitutes the legal, valid and binding obligations of each Borrower, and is enforceable against each Borrower in accordance with its terms.

(c)	After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

5.
Survival of Other Provisions.  Unless specifically amended herein, all of the other covenants, agreements, representations, warranties, promises or other terms and conditions of the Loan Agreement shall remain in full force and effect without any change whatsoever.

6.	Execution of New Notes.

(a)
Borrowers shall execute and deliver to each Lender a new Note in the amount of such Lender’s Aggregate Commitment as of the effective date hereof in substantially the form set forth on Schedule I hereto (the “New Notes”).

(b)
Each party hereby acknowledges and agrees that, notwithstanding anything to the contrary in the Loan Agreement or any other Loan Document, as used therein, the term “Note” or “Notes” shall refer to a New Note or the New Notes.

7.	Conditions to Effectiveness. This Amendment shall become effective upon the date on which all of the following conditions are satisfied (the “Effective Date”):

(a)	execution and delivery of this Amendment by each of the parties hereto;

(b)	the payment by the Borrowers to the Lenders of the Renewal Fee provided in Section 3 above;

(c)	execution and delivery by Borrowers of the New Notes; and

(d)	reaffirmation from the Guarantor that, after giving effect to this Amendment, its obligations and representations and warranties under the Guaranty continue in full force and effect.

8.
Reimbursement.  The Borrowers agree to pay or reimburse each Lender for all costs and expenses (including, without limitation, legal fees and disbursements) incurred by each Lender in connection with the preparation, negotiation, execution, delivery and enforcement of this Amendment.

9.
Entire Agreement. This Amendment constitutes the full and entire understanding and agreement of the Borrowers and the Lenders with respect to the subject matter hereof, and there are no further or other agreements or undertakings, written or oral, in effect between the Borrowers and the Lenders relating to the subject matter hereof unless expressly referred to in this Amendment.

10.	GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

11.
Execution in Counterparts.  This Amendment may be executed in any number of counterparts and in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  Any signature delivered by a party by facsimile transmission or by electronic mail in a “.pdf” file shall be deemed an original signature hereto.

*     *     *     *     *

IN WITNESS WHEREOF, the Borrowers and the Lenders have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

Lenders:

SANTANDER CONSUMER USA INC.

By:	/s/ Jason Kulas
Name:	Jason Kulas
Title:	CFO

MANHEIM AUTOMOTIVE FINANCIAL SERVICES, INC.

By:	/s/ Katherine K. Decker
Name:	Katherine K. Decker
Title:	Group VP

Borrowers:

DRIVETIME AUTOMOTIVE GROUP, INC.

By:	/s/ Jon D. Ehlinger
Name:	Jon D. Ehlinger
Title:	Secretary

DRIVETIME CAR SALES COMPANY, LLC.

By:	/s/ Jon D. Ehlinger
Name:	Jon D. Ehlinger
Title:	Manager

DRIVETIME SALES AND FINANCE COMPANY, LLC

By:	/s/ Jon D. Ehlinger
Name:	Jon D. Ehlinger
Title:	Secretary

Consent

The Guarantor consents to the foregoing Amendment No. 7 to the Third Amended and Restated Loan and Security Agreement and reaffirms its obligations pursuant to the applicable Loan Documents.  The Guarantor further acknowledges and agrees that the term “Credit Agreement” as used in the Guaranty means the Credit Agreement as amended, amended and restated, supplemented or otherwise modified from time to time.

DT ACCEPTANCE CORPORATION

By:	/s/ Steven P. Johnson
Name:	Steven P. Johnson
Title:	President